Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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BOURBON BROTHERS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOURBON BROTHERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

February 4, 2015

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Bourbon Brothers Holding Corporation (the “Company”) to be held at The Broadmoor, Main Ballroom, 1 Lake Avenue, Colorado Springs, Colorado 80906 at 10:00 a.m. on Monday, March 9, 2015.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely, JW ROTH, CHAIRMAN

BOURBON BROTHERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MARCH 9, 2015

February 4, 2015

To the Shareholders of Bourbon Brothers Holding Corporation:

An Annual Meeting of Shareholders (the “Meeting”) of Bourbon Brothers Holding Corporation, a Colorado corporation (the “Company”) will be held at The Broadmoor, Main Ballroom, 1 Lake Avenue, Colorado Springs, Colorado 80906 at 10:00 a.m. on Monday, March 9, 2015.

This Notice and Proxy Statement, the Company’s 2013 Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and the proxy card (the “Proxy Materials”) are available on line at: http://bourbonbrothers.com/investors/company/proxy-statement/. Registered shareholders may cast their vote or proxy online at: https://secure.corporatestock.com/vote.php. Online votes must be submitted by Friday, March 6, 2015, at 12:00 pm Mountain Time.

The Meeting is held for the purpose of considering and voting upon proposals to:

1.	Elect six directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
2.	Amend our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 120,000,000 shares.
3.	Approve an increase of 1,000,000 shares for a total of 4,000,000 shares reserved under the Company’s 2012 Stock Option Plan.
4.	Amend our Articles of Incorporation to change the name of the Company to Southern Concepts Restaurant Group, Inc.
5.	Ratify the appointment of GHP Horwath as the Company’s independent registered public accounting firm for the year ending December 31, 2015.
6.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on January 29, 2015 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

The Company recommends the approval of all the above-listed proposals.  If you wish to attend the Meeting in person and vote on the above-listed proposals, you may, but need not, fill out and return a proxy card included with this Notice and available online with the Proxy Materials.  You may also attend the meeting in person at the above-listed address and vote your shares in person at the meeting. You may also complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.  Alternatively, you may vote your shares online.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR TO VOTE ONLINE.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS, JW Roth, Chairman

BOURBON BROTHERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

February 4, 2015

To Our Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Bourbon Brothers Holding Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at The Broadmoor, Main Ballroom, 1 Lake Avenue, Colorado Springs, Colorado 80906, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card, the Company’s Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended September 30, 2014,  and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about February 4, 2015.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company’s shares.

Voting Rights and Votes Required

Holders of shares of Bourbon Brothers Holding Corporation common stock (the “Common Stock”) and/or holders of shares of Bourbon Brothers Holding Corporation preferred stock (the “Series A Preferred Stock”) at the close of business on January 29, 2015 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting.  As of the Record Date 48,783,363 shares of Company’s Common Stock were outstanding and 4,884,859 shares of the Company’s Series A Preferred Stock were outstanding.

For Proposals 1, 3, 4, and 5, the presence, in person or by proxy, of the holders of one-third of the shares then issued and outstanding and entitled to vote as of the Record Date constitute a quorum for the transaction of business at the Meeting. The presence in person or by proxy of the holders of capital stock representing at least 17,889,408 shares entitled to vote at the Meeting is required for a quorum.   Holders of Common Stock and holders of Series A Preferred Stock will vote together as one class.

For Proposal 2, holders of Common Stock and holders of Series A Preferred Stock will vote as separate classes.  The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock and separately, the holders of one-third of the shares Series A Preferred Stock then issued and outstanding and entitled to vote as of the Record Date constitute a quorum for voting on Proposal 2.  The presence in person or by proxy of the holders of Common Stock representing at least 16,261,121 shares entitled to vote at the Meeting is required for a quorum.  The presence in person or by proxy of the holders of Series A Preferred Stock representing at least 1,628,287 shares entitled to vote at the Meeting is required for a quorum.

For all Proposals, holders of Common Stock are entitled to one vote per share and holders of Series A Preferred Stock are entitled to 25 votes per share.

In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal 1, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes cast on the matter is required to approve Proposal 2, 3, 4, and 5.  As to these Proposals, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  Abstentions and broker non-votes will not have an effect on these proposals.  Shareholders are not entitled to cumulative voting on any issue being presented to the shareholders.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporations Act.

Shares of Common Stock and/or Series A Preferred Stock represented by all properly executed proxies received at the Company’s transfer agent by Friday, March 6, 2015 12:00 Mountain Time, will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock and/or Series A Preferred Stock represented by such proxy will be voted “FOR” the slate of directors described herein and “FOR” each of the Proposals.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock and/or Series A Preferred Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

This Proxy Statement, the Company’s 2013 Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and the proxy card are available on line at: http://bourbonbrothers.com/investors/company/proxy-statement/. Registered shareholders may cast their vote or proxy online at: https://secure.corporatestock.com/vote.php. Online votes must be submitted by Friday, March 6, 2015, at 12:00 pm Mountain Time.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management and Certain Beneficial Owners

The number of shares outstanding of the Company’s Common Stock at December 31, 2014 was 48,783,363 and the number of shares outstanding of the Company’s Series A Preferred Stock at December 31, 2014 was 4,884,859. The following table sets forth the beneficial ownership of the Common Stock and Series A Preferred Stock as of December 31, 2014, by each director, director nominee and executive officer of the Company, as well as all 5% or greater beneficial owners of the Company.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that shareholders’ Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Security Ownership of Directors and Management
Name and Address of Beneficial Owner	Position	Common Stock - Amount and Nature of Beneficial Ownership		Percent of Common Stock	Series A Preferred Stock-Amount and Nature of Beneficial Ownership		Percent of Series A Preferred Stock	All Stock-Amount of Beneficial Ownership(9)	Voting Power (10)
JW Roth 2 North Cascade Ave, Suite1400 Colorado Springs, CO 80903	Chairman of the Board	6,828,887	(1)	14.00%	2,228,034	(2)	45.61%	9,056,921	36.59%

Robert B. Mudd 2 North Cascade Ave, Suite 1400 Colorado Springs, CO 80903	Director Former CEO & President & Interim CFO	1,434,749		2.94%	–		*	1,434,749	*

Mitchell R. Roth
2 North Cascade Ave, Suite 1400	Director Nominee &
Colorado Springs, CO 80903	President	75,000	(3)	*	228,034		4.67%	303,034	3.38%

David Lavigne
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	Director	3,113,878	(4)	6.38%	1,000,000		20.47%	4,113,878	16.45%

Richard D. Steward
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	Director	1,840,692	(5)	3.77%	–		*	1,840,692	*

James J. Fenlason
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	Director	333,333		*	–		*	333,333	*

Robert L. Cohen
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	Director	134,436	(6)	*	–		*	134,436	*

Brent B. Wood
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	Director	96,666	(7)	*	–		*	96,666	*

Heather Atkinson
2 North Cascade Ave, Suite 1400	CFO, Secretary &
Colorado Springs, CO 80903	Treasurer	456,068		*	–		*	456,068	*

Shawn Owen
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	COO	132,424	(8)	*	–		*	132,424	*

Jane Norton
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903	Director Nominee	–		*	–		*	–	*

All current directors and executive officers as a group		14,446,133		29.61%	3,456,068		70.75%	17,902,201	59.00%

(1)
Includes 200,000 shares in the form of a warrant exercisable at $1.00 per share and 182,427 common shares. Also, includes options to acquire 729,707 shares at $0.0685 per share which vested on November 6, 2014 in exchange for Mr. Roth’s personal guarantee for a loan at Rocky Mountain Bank & Trust, 4,346,087 owned by his spouse as trustee for the KMR Living Trust Dated Nov. 19, 2012 and 1,370,666 shares owned by Accredited Members Acquisition Corp., an entity controlled by Mr. Roth and Mr. Lavigne.

(2)	Includes 228,034 shares owned by his minor daughter and 2,000,000 shares owned by Mr. Roth as trustee for the JWR Living Trust Dated Nov. 19, 2012.

(3)	Includes options to acquire 75,000 shares of Common Stock at $0.45 per share.

(4)
Includes options to acquire 100,000 shares at $0.51 per share, fully vesting on March 1, 2015 and 56,800 common shares. Also, includes 1,370,666 shares owned by Accredited Members Acquisition Corp., an entity controlled by Mr. Roth and Mr. Lavigne and 1,586,412 shares owned by his spouse.

(5)
Includes options to acquire 100,000 shares at $0.51 per share which vested on November 6, 2014, in exchange for Mr. Steward’s personal guarantee for a loan at Rocky Mountain Bank & Trust. Also, includes options to acquire 150,000 options at $0.40 per share which vested in full on July 17, 2014.

(6)	Includes 134,436 shares owned by Dakotah Investments, LLC, an entity controlled by Mr. Cohen.

(7)	Includes 30,000 shares in the form of a warrant exercisable at $0.30 per share.

(8)
Includes options to acquire 9,122 shares of Common Stock at $0.137 per share, options to acquire 75,000 shares at $0.50 per share, options to acquire 10,000 shares at $0.45 per share, and options to acquire 15,000 shares at $1.50 per share.

(9)	Common Stock and Series A Preferred Stock (on a 1:1 converted basis to Common Stock).

(10)	Calculated based on one vote per common share and 25 votes per share of Series A Preferred Stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth the persons who beneficially own of record, or was known to own beneficially, more than 5% of the Company’s Common Stock and/or Series A Preferred Stock as of December 31, 2014.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that shareholder’s Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock	Amount and Nature of Beneficial Ownership of Series A Preferred Stock		Percent of Series A Preferred Stock	All Stock-Amount of Beneficial Ownership	Voting Power(5)

JW Roth	6,828,887	(1)	14.00%	2,228,034	(2)	45.61%	9,056,921	36.59%
2 North Cascade Ave Suite 1400
Colorado Springs, CO 80903

David Lavigne	3,113,878	(3)	6.38%	1,000,000		20.47%	4,113,878	16.45%
2 North Cascade Ave Suite 1400
Colorado Springs, CO 80903

Stephen J. Cominsky	346,180	(4)	*	1,200,757		24.58%	1,546,937	17.77%
5935 Blue Sage Way
Littleton, CO 80123

(1)
Includes 200,000 shares in the form of a warrant exercisable at $1.00 per share and 182,427 common shares. Also, includes options to acquire 729,707 shares at $0.0685 per share which vested on November 6, 2014 in exchange for Mr. Roth’s personal guarantee for a loan at Rocky Mountain Bank & Trust, 4,346,087 owned by his spouse as trustee for the KMR Living Trust Dated Nov. 19, 2012 and 1,370,666 shares owned by Accredited Members Acquisition Corp., an entity controlled by Mr. Roth and Mr. Lavigne.

(2)	Includes 228,034 shares owned by his minor daughter and 2,000,000 shares owned by Mr. Roth as trustee for the JWR Living Trust Dated Nov. 19, 2012.

(3)
Includes options to acquire 100,000 shares at $0.51 per share, fully vesting on March 1, 2015 and 56,800 common shares. Also, includes 1,370,666 shares owned by Accredited Members Acquisition Corp., an entity controlled by Mr. Roth and Mr. Lavigne and 1,586,412 shares owned by his spouse.

(4)	Includes 19,058 shares owned by Mr. Cominsky’s spouse.

(5)	Calculated based on one vote per common share and 25 votes per share of Series A Preferred Stock.

*	Less than 1%.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

The table below sets forth the names, titles, and ages of the members of the Company’s Board of Directors, director nominees and its executive officers.   Executive officers of the Company are appointed by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors.  Mitchell R. Roth, who is President and acting principal executive officer of the Company, is the son of JW Roth, who is Chairman of the Board of Directors of the Company.  There was no agreement or understanding between the Company and any director, director nominee or executive officer pursuant to whom he was selected as an officer or director.
Name	Position	Age	Year Appointed as Officer or Director
Robert B. Mudd	Director, Former Interim CFO Former President & CEO	44	2013 2014
JW Roth	Former Director & Chairman of the Board Director & Chairman of the Board	51	2012 2014
David Lavigne	Director	53	2014
Richard D. Steward	Director	71	2014
James J. Fenlason	Director	54	2014
Robert L. Cohen	Director	53	2014
Brent B. Wood	Director	46	2014
Jane Norton	Director Nominee	60
Mitchell Roth	President and Director Nominee	25	2014
Heather Atkinson	Chief Financial Officer, Secretary & Treasurer	37	2014
Shawn Owen	Chief Operating Officer	35	2014

Robert B. Mudd, age 44, served as a Director and the interim Chairman of the Board, interim Chief Executive Officer and interim Chief Financial Officer from June 2013 through January 22, 2014.  Mr. Mudd served as President, CEO, and Director from January 22, 2014 through June 1, 2014.  Mr. Mudd has over 20 years of business management experience and has served in a number of executive roles, ranging from COO to CEO. His first 15 years were spent in the technology and telecommunications industry. Mr. Mudd holds outside business interests where, most recently, he was the COO of Children’s HopeChest from January 2009 through November 2012 and COO of Accredited Members, Inc. from November 2012 through June 2013. He is a co-founder of Bourbon Brothers Holding Company, LLC (which the Company acquired in January 2014) and is a member and former manager of several of its related parties including Bourbon Brothers, LLC and Bourbon Brothers #14, LLC.  He is also the co-founder and CEO of the Story Company from January 2011 through today.  He has a bachelor’s degree in Education from the University of Louisville.

JW Roth, age 51, served as the Company’s Chairman of the Board from inception through May 17, 2013 and from January 22, 2014 to present.  Mr. Roth was actively involved in all phases of the Company’s development. He is the founder of Bourbon Brothers Holding Company, LLC (which the Company acquired in January 2014) and several of its related party entities including Bourbon Brothers, LLC, Bourbon Brothers #14, LLC, Cathedral Peaks Capital, LLC and Roth Development Company, LLC.  Mr. Roth was Co-Chairman and CEO of Accredited Members Acquisition Corporation through July 2013 and was a founding member of Accredited Members, Inc. Mr. Roth served as a director of Disaboom, Inc. from its inception through May 2009. Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company.  Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company.  Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, and AspenBio Pharma, Inc.

David Lavigne, age 53, was appointed as a member of the Board of Directors of the Company on March 5, 2014.  Mr. Lavigne is also currently a member and manager of Cathedral Peaks Capital, LLC, a privately-owned Colorado LLC and was a founder of Bourbon Brothers Holding Company, LLC in 2013 before being acquired by Bourbon Brothers Holding Corporation in January 2014. Mr. Lavigne co-founded Accredited Members Acquisition Corporation, a privately-owned Colorado LLC in 2012 and founded EdgeWater Research Partners, LLC in 2002, the predecessor of Accredited Members, Inc.  Mr. Lavigne has spent almost 30 years in the financial and investment industries, primarily employed by small, regional sell-side broker-dealers involved in the provisioning of both investment banking and retail investment services.  Mr. Lavigne has served in those organizations as a CEO, a National Sales Manager and Head of Equity Research.  His responsibilities in those positions included sales development, financial reporting, and a host of other management related functions, as well as creating research and analysis for retail and institutional clients, and corporate finance departments of his respective employers.  Mr. Lavigne graduated from the University of Idaho in 1984 with a Bachelor of Science in Finance.

Richard D. Steward, age 71, was appointed a member of the Board of Directors of the Company on March 5, 2014.  In addition to being a Director of the Company, Mr. Steward currently sits on the boards of BCI Construction Inc., a privately-held corporation based in Colorado Springs, and Pikes Peak Range Rider Foundation, a Colorado non-profit corporation.  Mr. Steward has previously sat on the boards for the Colorado Springs Chamber of Commerce, Pikes Peak or Bust Rodeo (associated with the Pikes Peak Ranger Rider Foundation), Ride for the Brand Championship Ranch Rodeo based in Colorado Springs, and Sheet Metal Air Conditioning National Association (SMACNA).  In 1995, Mr. Steward served as the National President of SMACNA.  Mr. Steward is also currently a Trustee for the Sheet Metal Worker’s National Pension Fund.  In 1971, Mr. Steward joined Heating and Plumbing Engineers Inc. and retired as its owner in 2004.  From 1965 to 1971, Mr. Steward worked at Alcoa Aluminum, where he helped develop aluminum beer cans and pull-tabs.  Mr. Steward graduated from Colorado School of Mines where he received a Bachelor of Science in Metallurgical Engineering in 1965.

James J. Fenlason, age 54, was appointed as a member of the Board of Directors of the Company on June 1, 2014. Mr. Fenlason is currently a Member of the Board of Directors of Rocky Mountain Bank & Trust, a privately owned Colorado bank and has held that position since 2013. Furthermore, Mr. Fenlason is an active entrepreneur in the Colorado Springs region with involvement in several successful ventures including: Advantage Marketing, Inc., which he founded and has served as President since 1993; The Home Advantage, LLC which he founded and has served as President since 2005; Deerfield Mobile Home Community, LLC which he founded and has served as President since 2008; Bigg City Holdings, LLC where he has served as CEO since 2010. In addition to his business ventures, Mr. Fenlason served on the board and was the board chairman of America’s Family, LLC a non-profit organization with financial programs and loans for the working poor and an annual Christmas event for 8,000 to 14,000 in Colorado Springs, Colorado. He currently serves on the advisory board of PastorServe in the Western United States.  Mr. Fenlason graduated from Liberty University in 1981 in Lynchburg, Virginia with a Bachelor of Science degree in Accounting.
Robert L. Cohen, age 53, was appointed as a member of the Board of Directors of the Company on September 15, 2014. Mr. Cohen is currently the Chairman and CEO of IMA Financial Group, Inc., a diversified financial services company specializing in retail insurance brokerage, wholesale insurance brokerage, and discretionary money management. IMA is consistently ranked amongst the top 20 independently owned brokers in the United States. Mr. Cohen has been with IMA Financial Group, Inc. since 1986, a member of their Board of Directors since 1994, and served in his current role for the last 15 years. Since 2004, Mr. Cohen has also served as a Co-Founder and Partner of Iron Gate Capital, LLC, a private equity firm created by proven operating executives to invest their capital in compelling growth opportunities. Some of their most successful portfolio companies in the restaurant and hospitality industries include Smashburger, a fast-casual restaurant concept, and CPX Lone Tree Hotel, LLLP, the operator of Hampton Inn and Suites in south Denver, CO, as well as numerous successful real estate investments nationwide. In addition, Mr. Cohen currently serves on the Boards of Atlas Advertising since 2001, Dovetail Solutions since 2007 and Commerce Bank since 2010.  Mr. Cohen graduated from University of Texas at Austin where he received a Bachelor degree in Risk Management and Finance.
Brent Wood, age 46, was appointed as a member of the Board of Directors of the Company on September 15, 2014. Mr. Wood currently serves as the General Manager and Operating Partner of Larry H. Miller Chrysler Dodge Jeep Ram 104th, an automotive dealership and service center in Thornton, CO. Mr. Wood is an active member of Denver community, where he is currently a Partner of Rocky Mountain USSSA (United States Specialty Sports Association), a sports marketing/management company, and a Partner of XL'N Bingo LLC. He also established Brent Wood, Inc., an investment company, where he has served as Director since 2008. Until March 2014, Mr. Wood served as the Co-Owner/Partner of Car Source Multimedia Advertising Group LLC, a company specializing in publications, web services, mobile media, and social media. Mr. Wood graduated from Baylor University where he received Bachelor of Business Administration degrees in Marketing and Management in 1991.

Jane Norton, age 60, is the founder and General Manager of Norton & Associates LLC consulting firm, established in 2012 to advise clients in areas such as government/public policy, non-profits, education, aerospace, emergency preparedness, healthcare and the military.  She served in the administrations of Presidents Reagan and Bush as Regional Director of the U.S. Department of Health and Human Services from 1988-1993; and in the cabinet of Governor Owens as Executive Director of the Colorado Department of Public Health and Environment from 1999-2002.  In 2002 she was elected Colorado’s 46th Lieutenant Governor and served until January of 2007.  Ms. Norton currently serves on the Valor Christian High School Board of Education since February 2013 through the present, Colorado Uplift Executive Committee since May 2013 through the present, John Templeton Foundation International Board of Advisors since July 2014 through the present, Citizen Advisor to the Colorado Emergency Preparedness Partnership since 2013 through the present, and is a Fellow with the Centennial Institute since 2011 through the present. Ms. Norton earned a Bachelor of Science degree with Distinction in Health Sciences from Colorado State University in 1976, a Master of Science degree in Management from Regis University, Denver, Colorado, in 1999 and was awarded an Honorary Doctorate of Humanities degree from Colorado Christian University in 2011.
Mitchell R. Roth, age 25, was appointed President for the Company on June 1, 2014.  Mr. Roth recently joined the Company in November 2013 and has been primarily responsible for corporate development to include capital raising, real estate development, and strategy. Prior to joining the Company, Mr. Roth worked at the investment-banking firm Laidlaw and Company, Ltd. in New York, NY from May 2013 through October 2013. Mr. Roth previously held summer internships at Accredited Members Acquisition Corporation, a Colorado corporation, in 2012 and 2013. Mr. Roth received a Bachelor of Science degree in May 2013 in Business Finance and Economics from Liberty University in Lynchburg, VA. Mr. Roth is licensed with FINRA and holds a Series 7/General Securities and Series 63 licenses.
Heather Atkinson, age 37, was appointed Chief Financial Officer effective January 22, 2014. Prior to joining the Company, Ms. Atkinson was the controller of Accredited Members Acquisition Corporation and subsidiaries and its predecessor, Accredited Members Holding Corporation, positions which she has held since 2010. Prior to these roles, Ms. Atkinson was a controller, along with other accounting staff roles, at Lee Hecht Harrison for over eight years.  Ms. Atkinson has over 15 years of accounting, finance and financial reporting experience in both public and private companies including consolidations, shareholder relations, SEC reporting, internal and external financial statement reporting, budgeting, cash forecasting, mergers and acquisitions, restructuring and international accounting while working closely with the outside audit and legal firms.  She is a licensed CPA and holds a Bachelor of Science degree in Accounting from Evangel University.
Shawn Owen, age 35, was appointed Chief Operating Officer for the Company on March 5, 2014.  Prior to joining the Company, Mr. Owen served as the General Manager at Southern Hospitality Denver from August 2012 through February 2014. Mr. Owen has spent his entire career in restaurant operations and management, as manager of restaurant operations at The Walnut Brewery in Boulder, Colorado from 2011 to 2012, at the New Berlin Entertainment Center in New Berlin, Wisconsin, from 2010 to 2011, and at Stonefire Pizza Co. in New Berlin, Wisconsin from 2006 through 2010.

Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including:  (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Board of Directors – Composition, Qualifications and Attributes

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, the Company does not have a separate nominating committee as, to date, it does not believe that the Company as an early stage company with limited personnel, required such a committee.  However, as the Company grows, the Board may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.

In identifying Board candidates it is the Board’s goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

Board Leadership Structure and Role in Oversight

The Company’s Board of Directors currently comprises seven persons, being Robert B. Mudd, James J. Fenlason, Robert L. Cohen, Brent B. Wood, David Lavigne, JW Roth and Richard D. Steward. Mr. Mudd was involved in the Company, and its wholly owned subsidiary, Southern Hospitality Franchisee Holding Corporation’s, development and operations since June 2013 through May 2014. Mr. Roth was involved with the Company in 2012 through May 2013 and again from January 2014 to present.  Messrs. Roth, Lavigne and Steward have been involved with the Bourbon Brothers subsidiaries since inception and joined the Company’s Board in early 2014 upon the acquisition by the Company of the Bourbon Brothers business entities (as to Mr. Roth) and in March 2014 (as to Messrs. Lavigne and Steward). Messrs. Fenlason, Cohen, Wood and Steward joined the Board over the course of 2014 as the Company’s business expanded.

The Board of Directors is responsible for risk oversight of the Company.  Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, safety, employment, political and other risks that are attendant to early stage companies.  Risks are reported to the Board of Directors through the Company’s (and its subsidiaries’) executive officers, who are responsible for the identification, assessment and management of the Company’s risks.  However, the current members of the Board of Directors are actively involved in various aspects of the Company’s operations and thus are also charged with identifying risks. The Board of Directors regularly discusses the risks identified and reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

Meetings of the Board and Committees

The Board of Directors met six times and took action seven times by written consent during the Company’s calendar year ended December 31, 2014.   The Company’s Board of Directors maintained regular communications throughout the year between all of the officers and directors.  The Company does not have a policy regarding board members’ attendance at annual meetings of shareholders.  As discussed in more detail below, the Company does not have standing audit, nominating or compensation committees.

Committees of the Company’s Board of Directors; Code of Ethics

            The Company does not have a separately designated audit committee or compensation committee. Instead, the entire Board as a whole acts as the Company’s audit and compensation committees.  Consequently the Company does not currently have a designated audit committee financial expert.

Our Board of Directors adopted a Code of Ethics that applies to the Company’s directors, officers, employees, and consultants and establishes standards and guidelines to assist our directors, officers, employees, and consultants in complying with both the Company’s corporate policies and with the law.  The Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K as filed with the SEC on March 19, 2014.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

The Company does not have a separately designated nominating committee.  The Company does not have such a committee because we currently believe that, given our small size, and the fact that no Company securities are traded on a stock exchange, that such a committee is not currently necessary.  Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees.  In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

To date, the Board of Directors has not adopted a formal procedure by which shareholders may recommend nominees to the board of directors.   In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Company and its Board of Directors and the qualifications of the candidate.  With respect to potential new Board members the Board will require and/or review information such as the following:

●	The name and address of the proposed candidate;

●	The proposed candidates’ resume or a listing of his or her qualifications to be a director of the Company;

●	A description of any relationship that could affect such person’s qualifying as an independent director, including identifying all other public company board and committee memberships;

●	A confirmation of such person’s willingness to serve as a director if selected by the Board of Directors; and

●	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

Independence of the Board of Directors

Our Board of Directors currently consists of Messrs. Mudd, Roth, Lavigne, Steward, Fenlason, Cohen and Wood.  Messrs. Steward, Fenlason, Cohen and Wood are the only directors or director nominees considered “independent” as that term defined by Section 803A of the NYSE MKT LLC Company Guide inasmuch as each of the other directors has had material relationships with the Company.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Any shareholder desiring to communicate directly with any officer or director of the Company may address correspondence to that person at our offices in Colorado Springs, Colorado.  Our office staff will forward such communications to the addressee.

Transactions with Related Persons

The Company’s Board of Directors as a whole is charged with reviewing and approving all related party transactions.  There have not been any transactions, or proposed transactions, to which the Company was or is to be a party, in which any Company director, officer, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except those outlined below.  The following disclosure is with respect to material transactions between the Company and related parties and with respect to material transactions.

Robert B. Mudd has substantial business interests in the restaurant space and real estate property related to restaurants. Mr. Mudd may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company. Mr. Mudd acted as a manager for, and held a substantial equity interest in, Bourbon Brothers Holding Company, LLC prior to its acquisition by the Company in January 2014 and holds a substantial equity interest in several other related party entities including Bourbon Brothers, LLC and Bourbon Brothers #14, LLC.

J.W. Roth has substantial business interests in the restaurant space and real estate property related to restaurants.  Mr. Roth may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company.  He is the founder of, and owned a substantial interest in, Bourbon Brothers Holding Company, LLC (which the Company acquired in January 2014) and holds a substantial equity interest in several other related party entities including Bourbon Brothers, LLC, Bourbon Brothers #14, LLC, Cathedral Peaks Capital, LLC and Roth Development Company, LLC.  In December 2012, Mr. Roth entered into an indemnification agreement with the Company for his personal risk regarding personal guarantees in favor of Southern Hospitality Franchising & Licensing, LLC, which is the subject of a Franchise Agreement between Southern Hospitality Franchising & Licensing, LLC and Southern Hospitality Franchisee Holding Corporation, a wholly owned subsidiary of the Company and received compensation in the form of a warrant for 200,000 of common shares.  In November 2014, Mr. Roth (along with Richard D. Steward) personally guaranteed a loan between 53 Peaks Lone Tree LLC, a wholly owned subsidiary of the Company and Rocky Mountain Bank & Trust to purchase kitchen equipment for the restaurant location and in exchange Mr. Roth’s options for 729,707 shares of Common Stock granted on January 22, 2014 became immediately exercisable.  This personal guarantee has since been released.  In December 2014, Mr. Roth personally guaranteed a loan on behalf of Bourbon Brothers #14, LLC allowing Bourbon Brothers #14, LLC the ability to subsequently loan to the Company $1,250,000 and received a warrant for the purchase of 7,500,000 shares of Common Stock exercisable after one year.

David Lavigne held a substantial equity interest in Bourbon Brothers Holding Company, LLC (which the Company acquired in January 2014) and holds a substantial equity interest in several other related party entities including Bourbon Brothers, LLC, Bourbon Brothers #14, LLC, and Cathedral Peaks Capital, LLC.

Richard D. Steward has nominal equity interests in several related party entities including Bourbon Brothers, LLC and Bourbon Brothers #14, LLC. In November 2014, Mr. Steward (along with Mr. Roth) personally guaranteed a loan between 53 Peaks Lone Tree LLC, a wholly owned subsidiary of the Company and Rocky Mountain Bank & Trust to purchase kitchen equipment for the restaurant location and in exchange Mr. Steward’s options for 100,000 shares of Common Stock granted on March 5, 2014 became immediately exercisable.  This personal guarantee has since been released.

Robert L. Cohen is currently the Chairman and CEO of IMA Financial Group, Inc., a diversified financial services company specializing in retail insurance brokerage, wholesale insurance brokerage, and discretionary money management.  The Company has in the past and may continue to do so in the future, purchase insurance products from IMA Financial Group, Inc.  To the Company’s knowledge, Mr. Cohen has not been compensated by IMA Financial Group, Inc. in connection with any products or services provided to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and officers and any persons who own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files.  Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2014, and subsequently, all Forms 3 and Forms 4 were filed timely with the exception of the following: Mr. JW Roth inadvertently failed to file a report on a timely basis relating to a gift of shares on March 3, 2014. Mr. Lavigne inadvertently failed to file a report on a timely basis relating to a gift of shares on March 3, 2014; and Mr. Mudd inadvertently failed to file a report relating to one transaction involving a reduction in stock options in March 2014.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the compensation received for the fiscal years December 31, 2014 and 2013 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s two most highly compensated executive officers:

				Option		All Other
Name and	Fiscal	Salary	Bonus	Awards*		Compensation	Total
Principal Position	Year	($)	($)	($)		($)	($)

Mitchell Roth,	2014	$58,187	$-	$35,468	(8)	$3,690	$97,345
President (1)	2013	$5,590	$-	$-		$280	$5,870

Shawn Owen,	2014	$87,384	$-	$31,624	(9)	$8,741	$127,749
Chief Operating Officer (2)	2013	$72,082	$-	$25,157	(9)	$7,920	$105,159

Robert B. Mudd,	2014	$65,385	$-	$13,900	(10)	$6,160	$85,445
Director, Former Chief Executive Officer (3)	2013	$51,993	$-	$30,166	(10)	$6,160	$88,319

Stephen J. Cominsky	2014	$-	$-	$-		$-	$-
Former Chief Executive Officer and Director (4)	2013	$105,000	$20,000	$130,474	(11)	$23,288	$278,762

JW Roth	2014	$93,766	$-	$104,743	(12)	$18,343	$216,852
Chairman of the Board (5)	2013	$50,000	$-	$13,420	(13)	$7,809	$71,229

Heather Atkinson	2014	$93,872	$-	$12,477	(14)	$13,437	$119,786
Chief Financial Officer, Secretary and	2013	$38,326	$-	$29,632	(14)	$5,578	$73,536
Treasurer (6)

David Lavigne	2014	$32,248	$-	$32,482	(15)	$18,343	$83,073
Former Secretary and Treasurer (7)	2013	$12,500	$-	$282,315	(15)	$7,809	$302,624

(1) Mr. Roth has served as the Company’s President since June 1, 2014, through the present.

(2) Mr. Owen has served as the Chief Operating Officer since March 1, 2014, through the present.

(3)  Mr. Mudd served as the Interim Chief Executive Officer, Interim Chief Financial Officer and Interim Chairman of the Board from June 20, 2013, through January 22, 2014.  On January 22, 2014, he began serving as the Chief Executive Officer, President and Director until May 31, 2014, of which he resigned as Chief Executive Officer and President.  He continues to serve as a Director through the present.

(4)  Mr. Cominsky served as the Chief Operating Officer from June 15, 2012, through September 30, 2012.  On October 1, 2012, he became the Company's Chief Executive Officer and also began serving as a Director.  On June 20, 2013, he resigned his positions as Chief Executive Officer and Director.

(5)  Mr. Roth is a founder of the Company and served as the Company’s Chairman from August 15, 2012, through his resignation date of May 17, 2013.  He has been a Director of the Company since its inception in August 2011 through his resignation date on May 17, 2013. He serves as the Company’s Chairman of the Board since January 22, 2014, through the present.  The salary paid to Mr. Roth was in exchange for services as an employee of the Company and not on behalf of his position as a Director and Chairman of the Board.

(6) Ms. Atkinson has served as the Company's Chief Financial Officer since January 22, 2014 through the present.

(7)  Mr. Lavigne is a founder of the Company and began serving as the Company's Secretary and Treasurer from its inception in August 2011.  He resigned his positions as of May 17, 2013. He has served as a Company's Director from January 22, 2014, through the present.  The salary paid to Mr. Lavigne was in exchange for services as an employee of the Company and not on behalf of his position as a Director, Treasurer, or Secretary.

(8)  Upon his appointment as the Company’s President, Mr. Roth was granted an option to acquire 300,000 shares of Common Stock at $0.45 per share with 75,000 shares vesting immediately and the remaining shares vesting evenly over three years.

(9)  In March 2014, the Company granted Mr. Owen options to purchase up to 300,000 shares of Common Stock, vesting in equal shares annually over four years, with the first tranche vested fully by March 1, 2015, with an exercise price of $0.50 per share with a five-year term.  In addition, this person holds options for 18,243 common shares to vest evenly over two years with the first tranche vested fully by September 30, 2014, with an exercise price of $0.14 with a five-year term. In addition, this person holds options to purchase up to 30,000 shares of Common Stock vesting in equal parts annually over three years with the first tranche vested fully by February 5, 2015, with an exercise price of $0.45 with a five-year term. Finally, Mr. Owens hold options to purchase 30,000 common shares that vested evenly over two years, these options are fully vested, and have an exercise price of $1.50 with a five year term.

(10)  On August 19, 2013, Mr. Mudd was granted options to acquire 304,854 shares of Common Stock to vest evenly over a three year vesting period.  The first tranche vested in August 2014 at an exercise price of approximately $0.000274 per share.

(11)  Upon his appointment as the Company's Chief Executive Officer, Mr. Cominsky was granted an option to acquire 660,368 shares of Common Stock at $0.0150677 per share with 66,035 shares vesting immediately and the remaining shares vesting upon certain criteria.  Mr. Cominsky exercised 66,035 shares in March 2013.  In connection with his resignation on May 17, 2013, the Company agreed to accelerate the vesting of a portion of his options for 264,149 shares from March 2014 to June 2013.  He exercised these options in a cashless exercise and the stock certificate was being held by the Company per a lock-up agreement through March 2014, at which time the certificate was released by the Company.

(12)  In January 2014, the Company granted Mr. Roth options to purchase up to 729,707 shares of Common Stock vesting evenly over four years with the first tranche vested fully by January 9, 2015, with an exercise price of $0.0685 with a five-year term.  As of November 6, 2014, the Company entered into a financing agreement with Rocky Mountain Bank & Trust for up to $200,000 that Mr. Roth personally guaranteed. In turn for his personal guarantee, the vesting of these options for 729,707 shares of Common Stock became immediately vested.

(13)  On December 14, 2012, the Company entered into an indemnification agreement with JW Roth for his personal risk regarding personal guarantees in favor of Southern Hospitality Franchising & Licensing, LLC (the “Franchisor”), which are the subject of an Area Development Agreement between the Franchisor and Southern Hospitality Franchisee Holding Corporation, a wholly owned subsidiary of the Company. In addition to the indemnification agreements, the Company compensated Mr. Roth for his personal guarantee in the form of a warrant for 200,000 shares exercisable for ten years at $1.00 per share with the warrant vested immediately with a cashless exercise feature.

(14)  On August 19, 2013, the Company granted Ms. Atkinson options to purchase up to 364,854 shares of Common Stock of the Company which were scheduled to vest in substantially equal annual installments over four years beginning on August 19, 2014 with an exercise price approximately of $0.000274 per share.

(15) In March 2014, the Company granted options to Mr. Lavigne for 100,000 common shares with a one year vesting term and an exercise price of $0.51 per share.

(16)  Mr. Roth and Mr. Lavigne are founders of AMHC Managed Services, Inc. ("AMMS").  Mr. Roth served as the CEO through July 31, 2013, and continues to be a controlling shareholder.  Mr. Lavigne serves as the Company's CEO and CFO and is a controlling shareholder.  The fees paid by the Company to AMMS are shown under Mr. Lavigne for 2013 in regards to AMMS for disclosure purposes.

(*)  Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See note 7 to the consolidated financial statements for the interim period ending September 30, 2014 for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

Compensation Discussion and Analysis

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers.  To date, the Company has not retained an independent compensation committee to assist the Company review and analyze the structure and terms of the Company’s executive officers.  Moreover, throughout much of the Company’s fiscal year, the same persons serving on the Board also served as Company executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s shareholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.  The Company believes that, as a relatively new company, its compensation structure is fair to its executive officers as it is intended to balance the Company’s need to minimize its overhead costs yet reward its executives for individual performance and company performance.

To date the Company has not entered into any employment agreements with any of the persons who serve (or served) as the Company’s executive officers.  Currently there are no contractual commitments in place that provide for severance payments to our executive officers or similar benefits upon a change of control transaction.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following components:

●	Base salary;
●	Stock option awards and/or equity based compensation;
●	Discretionary cash bonuses; and
●	Other employment benefits.

Base Salary.  Base salary, paid in cash, is the first element of compensation to our officers.  In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities.  The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity to the Company.

During the Company’s 2014 and 2013 calendar years it paid its executive officers the following base salaries:

●	Stephen J. Cominsky was paid a salary of $210,000 in 2013.
●	Robert B. Mudd was paid a salary of $150,000 in 2014.
●	Mitchell R. Roth was paid a salary of $90,000 in 2014.
●	Shawn Owen was paid a salary of $90,000 in 2014.
●	Heather Atkinson was paid a salary of $90,000 in 2014.

Stock Option Plan Benefits.  The Company believes that equity based compensation helps align management and executives’ interests with the interests of our shareholders.  Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives.  We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.   At the present time, we have one equity incentive plan for our management and employees, the 2012 Stock Option Plan.

We have no set formula for granting awards to our executives or employees.  In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.  The Company has granted certain of its executive officers stock options under the Company’s 2012 Stock Option Plan.

Discretionary Annual Bonus.  Discretionary cash bonuses are another prong of our compensation plan.  The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set bonus formula for determining or awarding discretionary cash bonuses to our other executives or employees.  In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

During fiscal year 2013, we paid a discretionary cash bonus to a Company’s executive officer, Mr. Cominsky.  In general, the bonuses paid to these executive officers were determined by the Board.

Other Compensation/Benefits.  Another element of the overall compensation is through providing our executive officers are various employment benefits, such as the payment of a monthly allowance for health care insurance and other benefits costs.

Option Grants to Our Named Executive Officers

In accordance with the Company’s 2012 Stock Option Plan, the Company granted certain of its executive officers stock options during the Company’s 2014 fiscal year. The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

	Number of Securities
	Underlying Unexercised
	Options (#)		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Un-exercisable	Price ($)	Date

Mitchell R. Roth, President (1)	75,000	225,000	$0.45	08/21/2019

Heather Atkinson, CFO (2)	--	273,640	$0.000274	08/19/2019

Shawn Owen, COO (3)	30,000	--	$1.50	03/26/2018
	9,122	9,122	$0.13704	09/29/2018
		30,000	$0.45	02/14/2019
		300,000	$0.50	02/28/2019

(1)	Upon his appointment as the Company’s President, Mr. Roth was granted an option to acquire 300,000 shares of Common Stock at $0.45 per share with 75,000 shares vesting immediately and the remaining shares vesting evenly over three years.

(2)	On August 19, 2013, the Company granted Ms. Atkinson options to purchase up to 364,854 shares of Common Stock which were scheduled to vest in substantially equal annual installments over four years beginning on August 19, 2014 with an exercise price approximately of $0.000274 per share. On August 19, 2014 Ms. Atkinson exercised her option to purchase 91,124 share of Common Stock.

(3)	In March 2014, the Company granted Mr. Owen options to purchase up to 300,000 shares of Common Stock, vesting in equal shares annually over four years, with the first tranche vested fully by March 1, 2015, with an exercise price of $0.50 per share with a five-year term. In addition, Mr. Owen holds options to purchase 30,000 shares of Common Stock vesting in equal parts annually over three years with the first tranche vested fully by February 5, 2015, with an exercise price of $0.45 and five-year term. Further, Mr. Owens holds options for 18,243 common shares to vest evenly over two years with the first tranche vested fully by September 30, 2014, with an exercise price of $0.14 with a five-year term. Finally, Mr. Owens hold options to purchase 30,000 common shares that vested evenly over two years, these options are fully vested, and have an exercise price of $1.50 with a five year term.

Compensation of Directors

To date, the Company has not provided compensation to the persons serving as its directors on the Board.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it, which means that the Company can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this proxy statement, and information filed later by us with the SEC will automatically update and supersede this information.

The Company incorporates by reference the documents listed below and, with respect to this proxy statement, any future filings that the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  •   Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 3, 2014, a copy of which is included with this Proxy Statement;

  •   Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, as filed with the SEC on October 31, 2014.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors is nominating six persons to be elected to the Company’s Board of Directors:  James J. Fenlason, Robert Cohen, Brent Wood, Richard D. Steward, Mitchell R. Roth and Jane Norton.  If elected each director will serve for a one year term and until his/her successor is elected and qualified.

Vote Required and Recommendation

To be elected each director must receive a plurality of the votes cast at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as a single class.  The Board of Directors recommends a vote “FOR” the election of Messrs. Fenlason, Cohen, Wood, Steward, and Roth and Ms. Norton.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

PROPOSAL TWO
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL

The Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital from 120,750,000 shares to 140,750,000, and thereby increasing the authorized shares of Common Stock from 100,000,000 to 120,000,000. The number of shares of Series A Convertible Preferred Stock will not change from the current authorized number of 20,750,000.

Background and Discussion of Proposed Amendment

As of December 31, 2014, the Company has 48,783,363 shares of Common Stock and 4,884,859 shares of the Company’s Series A Convertible Preferred Stock issued and outstanding. Additionally, there are 26,613,827 shares underlying options, warrants, convertible notes and Series A Convertible Preferred Stock that have been reserved for issuance.

The Company does not believe that it has sufficient shares of Common Stock available to accomplish its business objectives over the next several years.  Consequently, the Board of Directors approved, and recommends that the shareholders approve, an amendment to the Articles of Incorporation increasing the Company’s authorized Common Stock to 120,000,000 shares.  The authorized Series A Convertible Preferred Stock will remain the same at 20,750,000 shares.  The Company anticipates that this amendment to the articles will give sufficient authorized capital to provide:

●	Significant flexibility for future financing transactions by making a sufficient number of shares of authorized capital available for general corporate purposes, such as capital raising transactions; and
●	Significant flexibility for future business acquisition activity, if any.

Subject to preferences that may be applicable to the Series A Convertible Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends from assets legally available at such times and in such amounts as the Board of Directors may from time to time determine.

The Company believes it is in the Company’s best interest to have additional flexibility to issue shares of its Common Stock should the Company identify any other transactions whereby it believes it is appropriate to do so. Although the Company has no immediate plans to issue shares, the Company will require additional debt or equity financing in order to accomplish its business objectives.

Anti-Takeover Effects.  The issuance of additional shares of Common Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of Common Stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Dilutive Effects.  The authorization and subsequent issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our capital stock.  The actual effect on the current holders of Common Stock and/or Series A Preferred Stock cannot be ascertained until the shares are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Two requires the affirmative vote of a majority of the votes cast by holders of Common Stock at the Meeting and the affirmative vote of a majority of the votes cast by holders of Series A Preferred Stock at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as separate classes.  The Board of Directors recommends that shareholders vote “FOR” the proposed amendment to the Articles of Incorporation to increase our authorized capital.

PROPOSAL THREE
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
RESERVED UNDER THE 2012 STOCK OPTION PLAN

On November 14, 2012, the Company’s Board of Directors adopted the 2012 Stock Option Plan (the “Plan”).   On April 30, 2013 the shareholders approved the Plan. As adopted by the Board and the shareholders, 1,500,000 shares of Common Stock were reserved for issuance under the Plan.  In 2014 the Plan was amended to increase this number to 3,000,000, and this amendment was approved by both the Board and the shareholders. As of December 31, 2014, stock options to acquire 2,638,040 shares of Common Stock were outstanding under the Plan.  In December 2014 the Board adopted an amendment to the Plan, and is seeking approval from the shareholders for such amendment, which increases the number of shares reserved under the Plan to 4,000,000 shares of Common Stock.

The Plan includes: (i) options intended to qualify as “incentive stock options” (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) non-incentive stock options which are not intended to qualify as Incentive Options (“Non-Incentive Options”); and (iii) shares issuable as stock bonuses (“Stock Bonuses”).

The Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in the Company.  The Board of Directors believes that this also helps align the interests of the Company’s management and employees with the interests of shareholders.  The terms of the Plan concerning the Incentive Options and Non-Incentive Options are substantially the same except that only employees of the Company are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Incentive Options.  The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Incentive Options that may be granted reduces the number of Stock Bonuses which may be granted, and vice versa.

The following is provided with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2014:

Equity Compensation Plan Information
Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))
and Description	(a)	(b)	(c)

Equity Compensation Plans
Approved by Security Holders (1)	2,638,040	$0.31	361,960	(2)

Equity Compensation Plans Not
Approved by Security Holders	--	--	--

Total	2,638,040	$0.31	2,198,380

(1)  Represents options granted pursuant to the Company’s 2012 Stock Option Plan.

(2)	Calculated as 3,000,000 shares of Common Stock reserved per the 2012 Stock Option Plan less the 2,638,040 shares of Common Stock noted in Column (a).

Administration of the Plan

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Plan Committee”).  Currently, the Board of Directors is the Plan Committee.  In addition to determining who will be granted Options or Stock Bonuses the Plan Committee has the authority and discretion to determine when Options and Stock Bonuses will be granted and the number of Options and Stock Bonuses to be granted.  The Plan Committee also may determine a vesting and/or forfeiture schedule for Stock Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan.  The Plan Committee may determine the purchase price of the shares of Common Stock covered by each Option and determine the Fair Market Value per share.  The Plan Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan.  The Plan Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Plan Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Eligibility

Participants in the Plan may be selected by the Plan Committee from employees, officers and directors of, and consultants to, the Plan Company and its subsidiary and affiliated companies, if any.  The Plan Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Plan Committee deems relevant to the purposes of the Plan.

The grant of Options or Stock Bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Stock Bonus may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Stock Bonus, the underlying restricted stock, or Options.

Adjustment

           In the event a change, such as a stock split, is made in the Company’s capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Stock Bonus (if applicable), and in the exercise price and in the number of shares subject to each outstanding Option.  The Plan Committee also may make provisions for adjusting the number of Stock Bonuses or underlying outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company’s outstanding Common Stock.  Options and Stock Bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Plan Committee may take no action and provide that each Option granted under the Plan shall terminate as of a date fixed by the Plan Committee.

Income Tax Consequences of the Plan

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Code.   Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option.  In addition, provided that the stock underlying the Option is not sold within two years after the grant of the Option and is not sold within one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An Optionee also may be subject to the alternative minimum tax upon exercise of his Options.  The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.  The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted.  In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Options.  This amount currently is $100,000.  No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

Non-Incentive Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code.  An Optionee does not recognize any taxable income at the time he or she is granted a Non-Incentive Option.  However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by BBHC.  Upon an Optionee’s sale of shares acquired pursuant to the exercise of a Non-Incentive Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss.  Upon an Optionee’s exercise of a Non-Incentive Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with the respect to the deemed compensation.

With respect to Stock Bonuses, generally, a grantee will recognize as ordinary income the fair market value of the bonus as of the date of receipt.  If the grantee is an employee, then the grant is compensation and will be subject to income tax withholding by us (if an employee) or self-employment tax (if a non-employee).

Other Provisions

        The exercise price of any option granted under the Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant.  Any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the fair market value per share on the date of grant.

The exercise price of an option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property.  The Plan Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

Anti-Takeover Effects.   The issuance of additional shares of Common Stock upon the exercise of the options may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.  The Plan has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Dilutive Effects.    The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the Options and Stock Bonuses granted under the Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.  The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Three requires the affirmative vote of a majority of the votes cast at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as a single class.  The Board of Directors recommends that shareholders vote “FOR” this proposal.

PROPOSAL FOUR
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE OUR NAME

The Board of Directors believes that the name of the Company should be aligned with its business.  Therefore, the Board of Directors has adopted a resolution to amend the Company’s name in the Articles of Incorporation to “Southern Concepts Restaurant Group, Inc.” or such other name selected by the Board to accurately reflect the business of the Company.  The resolution is subject to shareholder approval.

If the shareholders approve the proposed amendment, in addition to changing the Company’s legal name under Colorado law, the Company will notify the Financial Industry Regulatory Authority (“FINRA”) of the name change.

Vote Required and Recommendation of Board

Proposal Four requires the affirmative vote of a majority of the votes cast at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as a single class.  The Board of Directors recommends that shareholders vote “FOR” this proposal.

PROPOSAL FIVE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of GHP Horwath to serve as our independent registered public accounting firm for the 2015 calendar year.  We are asking our shareholders to ratify the selection of GHP Horwath as our independent registered public accounting firm.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of GHP Horwath to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
Vote Required and Recommendation of Board

Proposal Five requires the affirmative vote of a majority of the votes cast at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as a single class.  The Board of Directors recommends that shareholders vote “FOR” this proposal.  If our shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm.  The Board considers GHP Horwath to be well-qualified to serve as the independent auditor for the Company and GHP Horwath has experience since 2012 in doing so.  However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

To the Company’s knowledge, a representative from GHP Horwath is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Fees Billed

Audit Fees.

Our independent registered public accounting firm, GHP Horwath, P.C., (“GHP Horwath”) billed us aggregate fees in the amount of approximately $53,000 for the calendar year ended December 31, 2014 and $45,000 for the calendar year ended December 31, 2013.  These amounts were billed for professional services that GHP Horwath provided for the audit of our annual financial statements.

Audit-Related Fees.

None.

Tax Fees.

GHP Horwath did not bill us for any tax fees for the fiscal years ended December 31, 2014 and 2013.

All Other Fees.

GHP Horwath did not bill us for any other fees for the fiscal years ended December 31, 2014 and 2013.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2013 Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one proxy statement and the other proxy materials are being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, or by telephone: (719) 265-5821 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Bourbon Brothers Holding Corporation expects to hold its next Annual Meeting of shareholders in March 2016.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company at 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, and we must receive the proposals by November 30, 2015.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After November 30, 2015, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS: Bourbon Brothers Holding Corporation JW Roth, Chairman

PROXY
PRELIMINARY COPY

BOURBON BROTHERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

ANNUAL MEETING OF SHAREHOLDERS – MARCH 9, 2015

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Bourbon Brothers Holding Corporation hereby constitutes and appoints Mr. Mitch Roth and Ms. Heather Atkinson, or either of them, as attorney and proxy to appear, attend and vote all of the shares of Common Stock and/or Series A Preferred Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at The Broadmoor, Main Ballroom, 1 Lake Avenue, Colorado Springs, Colorado 80906 at 10:00 a.m. on Monday, March 9, 2015, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  The election of six directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

James J. Fenlason	For / /	Withhold Authority to vote / /
Robert L. Cohen	For / /	Withhold Authority to vote / /
Brent B. Wood	For / /	Withhold Authority to vote / /
Richard D. Steward	For / /	Withhold Authority to vote / /
Mitchell R. Roth	For / /	Withhold Authority to vote / /
Jane Norton	For / /	Withhold Authority to vote / /

Proposal Two:  To approve an increase in the Company’s authorized capital.

For /  /                         Against /  /                                Abstain /  /

Proposal Three:   To approve an increase in the number of shares reserved under the 2012 Stock Option Plan.

For /  /                         Against /  /                                Abstain /  /

Proposal Four:  To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Southern Concepts Restaurant Group, Inc.” or another name selected by the Board of Directors.

For /  /                         Against /  /                                Abstain /  /

Proposal Five:   To ratify the appointment of GHP Horwath as our independent registered public accounting firm.

For /  /                         Against /  /                                Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________

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Signature(s)

Address if different from that on envelope:

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Street Address

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Please check if you intend to be present at the meeting _______